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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2001

                             STAAR SURGICAL COMPANY
               (Exact name of Registrant as specified in charter)

Delaware                            0 - 11634              95-3797439
(State or other jurisdiction   (Commission File Number)   (IRS Employer
of incorporation)                                         Identification Number)

                               1911 Walker Avenue
                           Monrovia, California 91016
                    (Address of principal executive offices)

Registrant's telephone number, including area code: (626) 303-7902

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Item 5.   Other Events and Regulation FD Disclosure

          STAAR Surgical Company (the "Company") announced on October 10, 2001 that it has executed an agreement with Canon, Inc. and Canon Sales Co. Inc. of Japan resolving all claims between the parties and reaffirming the partnering arrangement to distribute the Company's ophthalmic products through their joint venture company, Canon-STAAR, Inc. all as more fully described in the press release, a copy of which is filed as Exhibit 99 hereto and which information is incorporated herein by reference.

Item 7    Financial Statements and Exhibits

          99.   Copy of press release

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAAR Surgical Company

By: /s/ David Bailey
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   David Bailey, President and Chief Executive Officer

Dated: October 10, 2001